Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2017, on the financial statements of RumbleON, Inc. as of December 31, 2016, December 31, 2015 and November 30, 2015, and for the year ended December 31, 2016, one month ended December 31, 2015, and the year ended November 30, 2015 appearing in RumbleOn, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
July 7, 2017